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                                                                    EXHIBIT 10.7
COMPANY:  Global Marine Inc. (the "Company")

ITEM: Resolutions of the Compensation Committee of the Board of Directors

SUBJECT:  Grant of Restricted Stock

DATE:     August 16, 2001

          RESOLVED that, as an added incentive to achieve the long-term objectives of the Company and its subsidiaries, Robert E. Rose be and hereby is granted a conditional right, under and pursuant to the Global Marine 1998 Stock Option and Incentive Plan (the "Plan"), to receive 250,000 restricted shares of the Company's common stock; and it was further

          RESOLVED that the restricted shares of the Company's common stock mentioned in the foregoing resolution be issued and delivered to Mr. Rose only if and when a merger between the Company and Santa Fe International Corporation is successfully closed before the end of 2001; and it was further

          RESOLVED that the restrictions and other terms and conditions of the restricted shares of the Company's common stock mentioned in the foregoing resolutions shall be the restrictions, terms and conditions stated in a memorandum and its attachment (together the "Memorandum") substantially in the form thereof attached hereto as Exhibit A, with such changes therein as any officer executing and delivering the Memorandum to Mr. Rose as authorized in these resolutions may approve, which form is hereby approved and adopted in all respects; and it was further

          RESOLVED that an aggregate of 250,000 shares of the Company's common stock be issued and delivered to Mr. Rose, and that Mr. Rose shall receive said shares, all subject to the terms and conditions of these resolutions, the Memorandum, and the Plan; and it was further

          RESOLVED that this Committee hereby determines that the fair market value per share of the common stock of the Company on the date of the closing of a merger between the Company and Santa Fe International Corporations will be the mean between the lowest and highest sale prices for such shares as reported by The Wall Street Journal on its Internet website for securities traded on said date (corrected for obvious typographical errors); and it was further

          RESOLVED that the Chief Executive Officer, the President or any Vice President of the Company be, and each of them hereby is, authorized to execute and deliver a Memorandum to Mr. Rose in order to evidence the restrictions and other terms and conditions of the restricted shares of the Company's common stock mentioned in the foregoing resolutions; and it was further

          RESOLVED that the proper officers of the Company be and hereby are authorized and directed to do or cause to be done any and all such further acts and things and to execute and deliver any and all such further documents, papers, instruments and agreements as they may deem necessary or desirable to effect the intent and purposes of these resolutions.
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                                   EXHIBIT A
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TO:            Robert E. Rose                      DATE:   ___________ 2001

FROM:          _____________

SUBJECT:       Restricted Stock

On August 16, 2001, the Compensation Committee of the board of directors of Global Marine Inc. granted to you a right to receive 250,000 shares of restricted Global Marine Inc. common stock, contingent upon the consummation of the transactions contemplated in the Agreement and Plan of Merger by and among Santa Fe International Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. dated August 31, 2001. In satisfaction of that commitment, 166,250 GlobalSantaFe Corporation ordinary shares have been issued and registered in your name, the shares being subject to the restrictions and other terms and conditions set forth in the attachment to this memorandum. This grant serves as consideration for your outstanding efforts in structuring a strategic business combination involving Global Marine Inc. and Santa Fe International Corporation, your continued employment through the period of transition resulting from the transactions referenced above, and your execution of the First Amendment to your Amended and Restated Employment Agreement, which waives rights conferred by Section 9.6 of your Amended and Restated Employment Agreement.





                                    [NAME OF SIGNING OFFICER]



Attachment
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                           GLOBALSANTAFE CORPORATION

                              TERMS AND CONDITIONS
                                       OF
                                RESTRICTED STOCK

On August 16, 2001, the Compensation Committee (the "GMI Compensation Committee") of the board of directors of Global Marine Inc. ("GMI") granted to you a right to receive 250,000 shares of restricted GMI common stock, contingent upon the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Santa Fe International Corporation ("Santa Fe"), Silver Sub, Inc., Gold Merger Sub, Inc. and GMI (the "Merger"). Accordingly, pursuant to Section 7.14(i) of the Agreement and Plan of Merger, GlobalSantaFe Corporation (the "Company") has issued and registered in your name 166,250 ordinary shares of the Company, par value $0.01 per share (the "Ordinary Shares"), in satisfaction of the commitment made by the GMI Compensation Committee. This restricted stock grant (the "Grant") is intended to motivate you to oversee a smooth integration of Santa Fe and GMI and is awarded in consideration for your outstanding efforts as chief executive officer of GMI in structuring the Merger, your continued dedication and service during the period of transition resulting from the Merger, and your waiver of certain rights conferred by Section 9.6 of the Amended and Restated Employment Agreement dated August 16, 2001 by and among you, GMI and Global Marine Corporate Services Inc. (the "Employment Agreement"), as contemplated by the First Amendment to the Employment Agreement, dated as of August 31, 2001. The Company has established the following terms and conditions (the "Terms and Conditions") under which it has issued restricted Ordinary Shares to you under the Global Marine 1998 Stock Option and Incentive Plan (the "Plan").

  1. Restricted Share Grant. Effective as of the Closing Date of the Merger (the "Grant Date"), you are granted 166,250 Ordinary Shares (the "Restricted Shares"), subject to the restrictions and other terms and conditions outlined herein and the terms and conditions of the Plan as amended from time to time in accordance with its terms.

  2. Vesting. Except as otherwise provided in Paragraph 8, your Restricted Shares will vest on the third anniversary of the Grant Date provided that you remain continuously employed with the Company or any of its affiliates throughout the three-year period following the Grant Date. Restricted Shares that do not vest shall be forfeited to the Company, and you shall not thereafter have any rights (including dividend and voting rights) with respect to such forfeited Restricted Shares.

  3. Escrow of Shares. Effective as of the Grant Date, the Restricted Shares have been issued and registered in your name. Such issuance and registration are evidenced by an entry on the registry books of the Company and, if the Company so elects, will be evidenced by a certificate issued by the Company.

  4. Restrictions. You will have the right to receive all dividends and other distributions made with respect to Restricted Shares registered in your name and will have the right to vote or
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     execute proxies with respect to such registered Restricted Shares, unless and until the Restricted Shares are forfeited. Any book entries and share certificates evidencing the Restricted Shares will carry or be endorsed with a legend referring to the restrictions described herein. The Secretary of the Company will retain possession of such certificates, if any, until all vesting requirements with respect thereto shall have been fulfilled or waived.

     Except as authorized by the following sentence, the Restricted Shares issued hereunder may not be sold, assigned, pledged or otherwise transferred unless and until all of the restrictions described in these Terms and Conditions and the Plan have been removed and a new book entry evidencing the shares has been made or certificate representing the Restricted Shares has been issued which does not carry or is not endorsed with the legend regarding the restrictions. You may transfer Restricted Shares to (i) your spouse, children or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for your exclusive benefit or the exclusive benefit of your Immediate Family Members, (iii) a partnership in which you and/or your Immediate Family Members are the only partners, (iv) a transferee pursuant to a judgment, degree or order relating to child support, alimony or marital property rights that is made pursuant to a domestic relations law of a state or country with competent jurisdiction (a "Domestic Relations Order"), or (v) such other transferee as may be approved by a committee described in Section 7 of the Plan (the "Committee") in its sole and absolute discretion; provided, however, that
     (x) the Committee may prohibit any transfer with or without cause in its sole and absolute discretion, and (y) subsequent transfers of transferred Restricted Shares or any portion thereof are prohibited except those to or by you in accordance with this Paragraph 4 or pursuant to a Domestic Relations Order. Following any transfer, the Restricted Shares will continue to be subject to the same restrictions described in these Terms and Conditions as were applicable immediately prior to transfer, and any and all other terms of these Terms and Conditions will apply to the transferee.

  5. Notice of Transfer. Each transfer permitted in Paragraph 4 will be effected by written notice thereof duly signed and delivered by the transferor to the Secretary of the Company at the Company's principal business office. Such notice will state the name and address of the transferee, the amount of restricted stock being transferred, and such other information as may be requested by the Secretary. The person or persons entitled to receive distributions and vote or execute proxies with respect to the Restricted Shares and to receive a certificate with respect to the vested Restricted Shares will be that person or those persons appearing on the Company's registry books as the owner or owners of the Restricted Shares, and the Company may treat the person or persons in whose name or names the shares are registered as the owner or owners of the shares for all purposes. The Company will have no obligation to, or liability for any failure to, notify you or any transferee of any forfeiture of Restricted Shares or of any event that will or might result in such forfeiture.

  6. Code Section 83(b) Election. You are permitted to make an election, under Code Section 83(b), to include an amount in income in respect of the Restricted Shares. You are advised to consult a tax advisor before making such an election.

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  7. Delivery of Shares. Upon satisfaction of the vesting conditions set forth in Paragraph 2, the Company shall issue and deliver to you a certificate or certificates for the Restricted Shares as soon as administratively practicable unless you hold such shares on an uncertificated basis through the Company's stock transfer agent or such other agent as the Company may from time to time designate.

  8. Termination of Employment. Your Restricted Shares will vest upon your termination of employment with the Company and/or its affiliates if (i) such termination is by reason of Early Retirement, Normal Retirement, Disability or death, (ii) your employment is involuntarily terminated other than for Cause, or (iii) you voluntarily terminate your employment within three years following the Grant Date and such termination constitutes a termination for Good Reason under your Employment Agreement, as modified by the First Amendment to your Employment Agreement. "Early Retirement" and "Normal Retirement" shall mean retirement on your Early Retirement Date or Normal Retirement Date, as defined in the Global Marine Retirement Plan for Employees (amended and restated as of January 1, 1989). For purposes of this Paragraph 8, capitalized terms not defined in these Terms and Conditions shall have the meaning set forth in the Employment Agreement.

  9. Adjustments. The Restricted Shares are subject to adjustment (including, without limitation, as to the number of Restricted Shares) in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence of any of the events described in Section 6.2(c) of the Plan following the Grant Date.

 10. Limitation. Except as specifically provided herein, neither you, nor any person claiming through you, shall have any right or interest in the Restricted Shares, unless and until all the terms, conditions and provisions of these Terms and Conditions and the Plan that affect you or such other person shall have been complied with as specified herein.

 11. Requirements of Law and Stock Exchanges. Your right to acquire the Restricted Shares and the issuance and delivery of the Restricted Shares are subject to compliance with all applicable requirements of law. In addition, the Company will not be required to issue or deliver any certificate or certificates for any of the Restricted Shares prior to the admission of such Restricted Shares to listing on notice of issuance on any stock exchange on which shares of the same class are then listed.

 12. Wage Withholding and Employment Taxes. No certificates representing the shares of Restricted Stock shall be delivered to or in respect of you by the Company upon the expiration of the three-year period following the Grant Date unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee pursuant to Section 6.4 of the Plan. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in

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     connection with the Grant. All Ordinary Shares withheld or surrendered will be valued at their Fair Market Value (as defined in the Plan) on the date the withholding obligation arises.

 13. Continued Employment and Future Grants. Neither the grant of Restricted Shares nor the other arrangements outlined herein give you the right to remain in the employ of the Company or any of its affiliates or to be selected to receive similar or identical grants in the future.

 14. Company's Rights. The existence of the Grant shall not affect in any way the right or power of the Company or its shareholders to undertake or accomplish any corporate act.

 15. Notices. Notice or other communication to the Company with respect to the Grant or these Terms and Conditions must be made in writing and delivered to: Secretary, GlobalSantaFe Corporation, 777 N. Eldridge Parkway, Houston, Texas 77079-4493.

 16. Governing Law. The Grant and these Terms and Conditions shall be governed by, and construed in accordance with, the laws of the state of Texas.

 17. Global Marine 1998 Stock Option and Incentive Plan, the Board and the Committee. The Restricted Shares are granted to you, and any issuance and delivery of Restricted Shares are or will be made, under and pursuant to the Plan as the same shall have been amended from time to time in accordance with its terms. The decision of the Company's board of directors or the Committee on any questions concerning the interpretation or administration of the Plan or any matters covered in these Terms and Conditions will be final and conclusive. No amendment to the Plan or decision of the board or the Committee will deprive you, without your consent, of any rights hereunder.

     A copy of the Plan in its present form is available at the Company's principal office for inspection during business hours by you or other persons who may be entitled to any of the Restricted Shares as contemplated herein.

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